UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2009

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51642 (Commission File Number)	20-1979646 (I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066 (Address of principal executive offices) (Zip Code)
831-438-2100 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On June 9, 2009, we and two of our subsidiaries, Aviza, Inc. and Trikon Technologies, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California. The case numbers are 09-54511-RLE-11, 09-54514-RLE-11 and 09-54515-RLE-11 for us, Aviza, Inc. and Trikon Technologies, Inc., respectively. We plan to continue to operate our business and manage our assets as a “debtor-in-possession” under the jurisdiction of the bankruptcy court and in accordance with the applicable provisions of the bankruptcy code, and orders and rulings from the bankruptcy court.

On June 10, 2009, we issued a press release regarding these proceedings, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The bankruptcy proceedings described in Item 1.03 above constitute an event of default that automatically accelerated our outstanding obligations (approximately $28.3 million as of June 9, 2009) under that certain Loan and Security Agreement, dated April 13, 2007, as amended by the First Amendment, dated September 30, 2008, and the Second Amendment, dated October 1, 2008, by and among us, our subsidiary, Aviza, Inc., United Commercial Bank as lender and agent, and the other lenders party thereto.

The information set forth or incorporated by reference in Item 1.03 above is also incorporated by reference in this Item 2.04.

Item 3.01.	Notice of Delisting; Failure to Satisfy a Rule or Standard; Transfer of Listing.

On June 10, 2009, we received notice of a determination of the staff of the NASDAQ Listing Qualifications Department, in accordance with Nasdaq Listing Rules 5100, 5110(b), and IM-5100-1, to:

•	delist shares of our common stock (trading symbol: AVZA),

•	suspend trading in our common stock at the opening of business on June 19, 2009, and

•	file a Form 25-NSE with the Securities and Exchange Commission removing our common stock from listing and registration on The Nasdaq Stock Market.

The NASDAQ staff provided the following reasons for the delisting: the bankruptcy filing announced by us and the associated public interest concerns raised by it; concerns regarding the residual equity interest of the existing listed securities holders; and concerns about our ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

We do not intend to request a hearing with the Nasdaq Listing Qualifications Panel to appeal the proposed delisting.

A copy of our press release announcing the receipt of the delisting notification is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number

99.1	Press Release dated June 10, 2009.

99.2	Press Release dated June 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIZA TECHNOLOGY, INC.

Date: June 12, 2009	By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release dated June 10, 2009.

99.2	Press Release dated June 12, 2009.